UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VENTAS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 19, 2022, Ventas, Inc. issued the following communication:

Ventas Independent Directors Send Letter to Shareholders Highlighting Essential
Contributions of Presiding Director James D. Shelton

Company Urges Shareholders to Vote “FOR ALL” of Ventas’s Experienced Directors on
the WHITE Proxy Card

CHICAGO – April 19, 2022 – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today announced that the Independent Directors of the Board of Directors have sent a letter to shareholders in connection with its 2022 Annual Meeting of Stockholders, which is scheduled to be held virtually on April 27, 2022. The letter urges shareholders to vote the WHITE proxy card “FOR ALL” of Ventas’s highly qualified directors. Shareholders of record as of March 21, 2022, are entitled to vote.

The full text of the letter follows:

To Fellow Ventas Shareholders,

Over the last few years and again over the last several weeks, we – Ventas’s independent directors – have met with many Ventas shareholders to listen to their perspectives, receive direct feedback and share our views on the Company’s business, strategy and governance. We greatly appreciate the candid and direct conversations we’ve had, the insights shareholders have shared with us and the support we’ve heard. We are writing to ask you to re-elect Denny Shelton and all Ventas directors on April 27, 2022 and share why we are so passionate about this election.

While we know there is more work to be done, we are proud of Ventas’s outstanding record of value creation, serving a large and growing aging population in its over 1,200 properties, and consistent improvement and commitment to all stakeholders. Under the Board’s oversight, the Ventas management team has actively managed and curated a highly regarded portfolio, strengthened the Company’s ESG and sustainability programs, and executed on its investment strategy as we work to maximize returns for you, Ventas’s shareholders.

Through it all, the Ventas Board has been highly engaged and closely involved. Having a diverse and independent group of individuals with the right balance of skillsets and perspectives in the boardroom has been invaluable, particularly as we’ve faced the challenges of the pandemic over the last two years. When we look at our leader and Presiding Director, Denny Shelton, we see a director who is essential to the Company’s continued success.

Part of what makes Denny so effective is that he’s unafraid to challenge the status quo, and he is relentless in his commitment to delivering value for shareholders. We’ve seen him do this time and time again – both on the Ventas Board and in his long, successful career as a leader in the healthcare industry. When he was the Chairman and CEO of Triad Hospitals, he executed the largest publicly traded U.S. hospital system transaction and delivered TSR of over 300%. As Chairman of Omnicare, he took the necessary actions to install best-in-class management and ultimately oversaw the sale of the company to CVS Health, again delivering TSR of over 300%. He has also acted decisively in other situations with his fellow Board members too. To put it simply, Denny creates value and he’s doing the same here at Ventas.

Ventas was an early mover in Medical Office Buildings (MOBs), and Denny’s first-hand knowledge, reputation among healthcare providers and expertise in that space has been invaluable. Ventas’s investments in MOBs have created billions of dollars of value for shareholders.

Fast-forward to today. Denny’s healthcare background, and deep operational experience running a healthcare enterprise with over 40,000 employees, have made him a central contributor to how Ventas has combated the COVID-19 pandemic and its impact on our business, our employees, our senior residents and their caregivers. As we continue to fight COVID-19, navigate complex macro labor and operational trends and work to seize the business and value creation opportunities ahead of us, Denny will continue to be an important guiding force.

Ultimately, the proxy contest that Land & Buildings initiated against Ventas comes down to a simple question: Is Ventas best positioned to build on its momentum by re-electing its refreshed Board and all incumbent directors – including our Presiding Director, Denny – or by removing Denny and replacing him with Jonathan Litt, a candidate who is not qualified, has no operational or healthcare expertise, and who has repeatedly demonstrated that he is singularly focused on securing a Board seat for himself? We believe the answer is clear and we say with confidence that Denny is the superior option. As we all individually and collectively exercise active oversight, we’ve also put our trust in him as our leader as Presiding Director (our equivalent to a Lead Independent Director) to effectively oversee this company with us and Denny has delivered – and continues to deliver.

Since the Ventas Board began engaging with Land & Buildings, we’ve thought long and hard about how best to move forward. In every conversation we had as a Board, of which there were many, we kept coming back to the fact that Mr. Litt is not qualified and would not be additive to this Board. In fact, we believe his record of waging unsuccessful activist campaigns and proposing value-destructive ideas speaks for itself. As a shareholder, you should expect and deserve to have directors who bring new ideas, know how to constructively engage, challenge and oversee large organizations, and have skills that are relevant to the Company. While we gave Mr. Litt multiple opportunities to showcase his skills and qualifications, it was clear to us that he fell short.

As we look at Ventas’s future, there is a lot to be excited about. The senior housing industry is undergoing a powerful recovery, there are groundbreaking innovations every day within life sciences, and the need for medical office space continues to grow. Ventas is on the right track. Allow us to protect and enhance the value of your investment by voting on the WHITE proxy card “FOR ALL”. We will be doing the same.

Sincerely,

Your Independent Directors

Melody Barnes, Michael Embler, Jay Gellert, Matthew Lustig, Roxanne Martino, Marguerite Nader, Sean Nolan, Walter Rakowich, Robert Reed and Maurice Smith

Advisors

Centerview Partners LLC is serving as financial advisor, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel, to the Company.

About Ventas

Ventas Inc., an S&P 500 company, operates at the intersection of two large and dynamic industries – healthcare and real estate. Fueled by powerful demographic demand from growth in the aging population, Ventas owns a diversified portfolio of over 1,200 properties in the United States, Canada, and the United Kingdom. Ventas uses the power of its capital to unlock the value of senior living communities; life science, research & innovation properties; medical office & outpatient facilities, hospitals and other healthcare real estate. A globally-recognized real estate investment trust, Ventas follows a successful long-term strategy, proven over more than 20 years, built on diversification of property types, capital sources and industry leading partners, financial strength and flexibility, consistent and reliable growth and industry leading ESG achievements, managed by a collaborative and experienced team dedicated to its stakeholders.

Cautionary Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. You are urged to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance in our filings with the Securities and Exchange Commission (“SEC”), including those made in the “Summary Risk Factors” section, “Risk Factors” section and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic and its extended consequences, including of the Delta, Omicron or any other variant, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our acquisitions and investments, including our acquisition of New Senior Investment Group Inc.; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs and uninsured liabilities; (e) the impact of market and general economic conditions, including economic and financial market events, inflation, change in interest rates, supply chain pressures, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public capital markets; (f) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (g) the risk of bankruptcy, insolvency or financial deterioration of our tenants, managers borrowers, and other obligors and our ability to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default; (h) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests; (i) risks related to development, redevelopment and construction projects; (j) our ability to attract and retain talented employees; (k) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply; (l) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (m) increases in our borrowing costs as a result of becoming more leveraged or as a result of changes in interest rates and phasing out of LIBOR rates; (n) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (o) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (p) the adequacy of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (q) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (r) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; and (s) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change.

Important Additional Information Regarding Proxy Solicitation

The Company has filed a definitive proxy statement (the “Proxy Statement”) and form of associated WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of the Company’s Board of Directors for election at the 2022 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents filed by the Company free of charge from the SEC’s website at http://www.sec.gov and at the Company’s investor relations website at https://ir.ventasreit.com.

Investors
Sarah Whitford
(877) 4-VENTAS

Media
Andi Rose / Joseph Sala / Greg Klassen
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449